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                                                                  EXHIBIT 10.118

                                STATE OF ILLINOIS

                         ENVIRONMENTAL PROTECTION AGENCY

                           SERVICE AGREEMENT CONTRACT

                     Agency Service Agreement No: VI - 8302

The Illinois Environmental Protection Agency (hereinafter "Agency") and Envirotest Illinois, Inc. (hereinafter "Contractor"), an Independent Contractor whose principal place of business is located at 246 Sobrante Way, Sunnyvale, California 94086, enter into and execute this Service Agreement Contract (hereinafter sometimes "Contract" or "Service Agreement" or "Contract Documents") and hereby agree as follows:

A. DECLARATIONS

The Agency is an organizational unit in the Executive Branch of the Government of the State of Illinois. It operates under authority granted by the Illinois Environmental Protection Act, the Vehicle Emissions Inspection Law, and other applicable State and Federal laws and regulations. The Contractor, a wholly owned subsidiary of Envirotest Systems Corp., is a Delaware corporation licensed to do business in the State of Illinois. The Contractor's ultimate parent corporation, Envirotest Systems Corp. and/or the Contractor's affiliate corporation, Envirotest Technologies, Inc., and the Agency have been parties to a certain contract (contract No. VI - 1024 (1990) as amended and which is set forth and made a part of the Request For Proposals as Appendix No. 10.20), with a term ending June 30, 1997. Said contract No. VI - 1024 specifies the terms and conditions under which the service contractor operates the "Basic" Illinois motor vehicle emissions testing program. As of the termination date of said contract No. VI - 1024, the Contractor shall perform Basic motor vehicle emissions testing under the following terms and conditions set forth in said Appendix No. 10.20: Chapters I through VI (excluding Section 6.3 of Chapter VI),
Section 7.1 of Chapter VII and Chapter VIII; and, Contractor shall further only deviate from Appendix No. 10.20 to the extent necessary to meet the requirements of Section 1.5.2.1 (A) of the Request for Proposals. The Contractor shall perform Basic motor vehicle emissions testing as described heretofore until the Enhanced I/M Operating Phase Commencement Date begins.

B. LAWS AND CONSTITUTION

This Contract is subject to the applicable Laws and Constitution of the State of Illinois. The Contract shall comply with any and all provisions of law and regulations pursuant thereto, and now in effect.



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C. ENTIRE CONTRACT

The terms and conditions of this Service Agreement Contract together with each and every term, condition and requirement of the Agency's Request for Proposals to Provide Enhanced Vehicle Inspection/Maintenance Testing and Associated Services for the Illinois Vehicle Emissions Test Program, dated February 29, 1996, (hereinafter "Request For Proposals" or "RFP") with appendices (as amended and clarified), the License Agreement between the Contractor and the Agency and Exhibits thereto, executed concurrently with the execution and delivery of this Agency Service Agreement, the Contractor's Pre-Qualification Submittal, submitted under a cover letter dated April 29, 1996, the Technical Proposal Submittals, submitted under cover letters dated April 11, 1997 and May 14, 1997, and Cost Proposal Submittals, submitted under cover letters dated April 16, 1997 and May 15, 1997 are hereby fully incorporated into this Agency Service Agreement and together they shall constitute the entire contractual agreement between the Agency and the Contractor (all together the "Contract Documents"). In the event of inconsistencies among the above-referenced Contract Documents, precedence is to be accorded in the following order:

         1.       The Agency Service Agreement dated May 19, 1997.

         2. The Request for Proposals ("RFP," dated February 29, 1996) with appendices, 10.1 through and including 10.20, as amended and clarified as follows:

                  (NOTE: The following list is grouped in categorical and chronological order for simplicity; later-issued documents supersede earlier-issued documents).

                  a.       RFP Amendment #1 (dated March 12, 1996)

                  b.       RFP Amendment #2 (dated March 22, 1996)

                  c.       RFP Amendment #3 (dated March 28, 1996)

                  d.       RFP Amendment #4 (dated April 4, 1996)

                  e.       RFP Amendment #5 (dated May 31, 1996)

                  f.       RFP Amendment #6 (dated June 20, 1996)

                  g.       RFP Amendment #7 (dated July 31, 1996)

                  h.       RFP Amendment #8 (dated September 10, 1996)

                  i.       RFP Amendment #9 (dated May 15, 1997)

                  j. Response to Inquiries, Clarifications, and Errata #1 (dated March 22, 1996)

                  k. Response to Inquiries, Clarifications, and Errata #2 (dated April 4, 1996)

                  l. Response to Inquiries, Clarifications, and Errata #3 (dated April 22, 1996)

                  m. Response to Inquiries, Clarifications, and Errata #4 (dated September 10, 1996)

                  n. Written Response to Bidders Conference Questions, and Amendments and Clarifications to the Enhanced I/M RFP (dated April 23, 1996).

         3.       License Agreement with Exhibits (dated May 19, 1997).


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         4.       Contractor's Pre-Qualification Submittal (dated April 29,
                  1996), Technical Proposal Submittals (dated April 11, 1997 and May 14, 1997), and Cost Proposal Submittals (dated April 16, 1997 and May 15, 1997).

D.   BRIBERY

The Contractor has not been convicted of bribery or attempting to bribe an officer of the State of Illinois, nor has the Contractor made an admission of guilt of such conduct which is a matter of record.

E.   WORK TO BE PERFORMED BY THE CONTRACTOR

The Contractor shall construct, operate, and maintain the vehicle emissions testing stations in accordance with the Contract Documents.

F.   WORK TO BE PERFORMED BY THE AGENCY

The Agency shall coordinate and work with the Contractor in accordance with the Contract Documents.

G.   COSTS

The Agency shall make payment based upon invoices from the Contractor providing specific details in accordance with the Contract Documents. Such invoices shall be presented no more frequently than monthly, with the final invoice submitted in accordance with the Contract Documents. All invoices shall include the Agency Service Agreement Number set forth on the first page of this Service Agreement Contract.

The Contractor shall
submit invoices to:         Illinois Environmental Protection Agency
                            Att.: Fiscal Services
                            P.O. Box 19276
                            Springfield, Illinois 62794-9276

The Agency shall process the invoices in accordance with the terms and provisions of the Illinois Prompt Payment Act (30 ILCS 540/1. et seq).

The fee to be paid by the Agency over the period of the Contract shall not exceed $392,385,260.00, if the Four Year New Model Vehicle Exemption Inspection Network as described in Section 4.1.1.2 of the RFP is constructed and operated. Said fee consists of $5.82 to

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be paid to the Contractor for each reimbursable test it performs during the
Start-up Phase of the Contract as defined in Section 6.1.2(A) of the Request For Proposals, $18.68 to be paid to the Contractor for each reimbursable test it performs during the Enhanced I/M Operating Phase as defined in Section 6.1.2(B) of the Request For Proposals plus an additional $48,000,000.00 in CMAQ funds. Such payments are subject to adjustments as set forth in Chapter 8 of the Request For Proposals. If the Contractor constructs and operates the Two Year New Model Vehicle Exemption Inspection Network pursuant to Section 4.1.1.2 of the RFP, the fee to be paid by the Agency over the period of the Contract shall not exceed $418,351,750.00, consisting of $5.82 to be paid to the Contractor for each reimbursable test it performs during the Start-up Phase of the Contract as defined in Section 6.1.2(A) of the Request For Proposals, $17.47 to be paid to the Contractor for each reimbursable test it performs during the Enhanced I/M Operating Phase as defined in Section 6.1.2(B) of the Request For Proposals plus an additional $48,000,000.00 in CMAQ funds. Such payments are subject to adjustments as set forth in Chapter 8 of the Request For Proposals.

H.     CONTRACT TERM

This Contract shall be in effect from its date of execution through and including a date that is the earlier of (a) the date that is nine (9) years after the date of execution of this Contract or (b) the date that is seven (7) years after the Enhanced I/M Operating Phase Commencement Date as defined in the RFP.

I.     EARLY TERMINATION

The performance of all or part of the work under this Contract may be terminated in accordance with the conditions set forth in Chapter 7 of the Request for Proposals. All termination notices are to be personally handed to the party being notified or be sent by Certified Mail, Return Receipt Requested to the parties and the addresses set forth herein.

J.     AMENDMENTS AND MODIFICATIONS

The Contract Documents and any attachments hereto constitute the entire agreement between the parties. No change in, addition to, or waiver of the terms, conditions and specifications contained in this Contract shall take effect until approved by the Agency and Contractor in writing.

K.           ASSIGNMENTS

Without the written consent of the Agency Representative, the Contractor may not assign the

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Contract, nor any of its interests or obligations under the Contract.

L.     CONSTRUCTION BONDS

The Contractor shall comply with the construction bond requirements of Section
6.2.1 of the Request For Proposals.

M.     EQUAL EMPLOYMENT OPPORTUNITY

The Contractor agrees to comply with the Illinois Human Rights Act, the rules and Regulations of the Illinois Department of Human Rights, Civil Rights Act of 1964, Department of Labor regulations (41 CFR Part 60), and any other laws, regulations or orders, state or federal, which prohibit discrimination on the grounds of race, sex, color, religion, national origin, or handicap.

In the event of the Contractor's noncompliance with any provision of any such law, regulation or order, the Contractor may be declared non-responsible and therefore ineligible for future contracts or subcontracts with the State of Illinois or any of its political subdivisions or municipal corporations, and the Contract may be canceled or voided in whole or in part, and such other sanctions or penalties may be imposed or remedies invoked as provided by statute or regulation.

N.     FINDINGS CONFIDENTIAL

Any reports, information, data, etc., given to or prepared or assembled by the Contractor under this Service Agreement which the Agency requests to be kept confidential as required by the Illinois Environmental Protection Act (415 ILCS 5/7 and 5/7.1 [1994]) shall not be made available to any individual or organization by the Contractor without the prior written approval of the Agency.

O.     INTERFERENCE WITH PUBLIC CONTRACTING

In accordance with Public Act 85-1295, the Contractor certifies that it has not been barred from bidding or from entering into this Service Agreement as a result of a violation of Section 33E-3 or 33E-4 of the Illinois Criminal Code.

P.     PERSONAL LIABILITY OF PUBLIC OFFICIALS

The Agency Representative, Agency employees and public officials of the State shall incur no liability to the Contractor, either personally or in their official capacity, in administering and

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enforcing the provisions of this Contract.

Q.       WAIVERS

The Agency's waiver of any breach or failure to enforce any of the terms, conditions or specifications of this Contract shall not in any way affect, limit or waive the Agency's right thereafter to enforce and compel strict compliance with every term, condition and specification thereof.

R.       INDEPENDENT CONTRACTOR STATUS

This Contract represents an agreement between an independent contractor and the Agency. The Contractor and the agents and employees of the Contractor shall act in an independent capacity and not as officers, employees or agents of the Agency or the State of Illinois. Nothing herein contained or hereafter permitted shall constitute an employer-employee relationship.

S.       NOTICES

All notices, requests and other communications under this Contract shall be deemed to be fully given if delivered or mailed, certified or registered mail with postage prepaid:

         1)  To the Agency, at:

             Illinois Environmental Protection Agency
             1340 N. Ninth Street
             Springfield, Illinois 62702             Attn.:  Program Manager,
                                                             Vehicle Inspection
                                                             and Maintenance

         2)  To the Contractor, at:

             Envirotest Illinois, Inc.,
             1860 Jarvis Avenue
             Elk Grove Village, Illinois 60007       Attn.:  Program Manager

         3)  Another copy to the Contractor at:

             Envirotest Illinois, Inc.
             246 Sobrante Way
             Sunnyvale, California, 94086            Attn.:  President


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Either party may furnish substitute names and addresses to the other party, but must do so in writing.

T.     INSURANCE

The Contractor shall comply with all insurance requirements contained in Section
9.1 of the Request for Proposals.

U.     DISPUTES

Any disagreement between the Contractor and the Agency relating to the performance of this Contract, or the breach thereof, shall be settled in accordance with and subject to the provisions of Section 6.8 of the Request for Proposals, except as otherwise specifically provided in the Request For Proposals.

V.     WARRANTIES

The Contractor agrees to be bound to all of the Warranty provisions contained in Chapter 9 of the Request for Proposals.

W.     COMMUNICATION/COORDINATION PROTOCOL

The Contractor and the Agency shall communicate and coordinate in an effective and efficient manner with each other to achieve the objectives of the Vehicle Emissions Testing Program. Specifically, the Contractor and the Agency shall use their reasonable efforts to inform and advise each other as soon as practicable concerning routine matters relevant to the operation of the Program. In addition, the Contractor shall use its best efforts to inform and advise the Agency, in advance of any substantive contacts with USEPA, other states' vehicle inspection programs (except where the contractor is also a contract operator or bidder in such state) and staff and members of the Illinois General Assembly concerning matters materially relevant to the authorization of the Program. If such contacts are for the express purpose of the Contractor informing persons about the services provided by the Contractor in Illinois or elsewhere or about the general business of vehicle inspection and testing the previous sentence shall not apply. Upon receiving such advance notice, the Agency will promptly express any necessary concerns or advice it may have regarding its position on the matter presented and further indicate if follow-up contacts would be appropriate, including the frequency and extent thereof. If the Agency does not promptly respond, which shall not be deemed acquiescence or approval by the Agency, the Contractor may pursue the course-of-action proposed by the Contractor. If potential material impact upon the operation of the Program is reasonably evident to the Contractor, and the

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Agency is not a participant in such contact, the Contractor shall advise such other parties that such representations made are its opinion or position, unless prior express authorization to state otherwise has been provided by the Agency. In implementing the provisions of this section, the Agency and the Contractor will be guided by the necessity of keeping each other properly and timely informed about communications which could affect the operation of the Program. In this regard, the Contractor recognizes that the Agency is entrusted with the overall management of this program and has appropriate expertise to ensure that a quality product is delivered to the citizens of Illinois. The foregoing obligations shall be subject to the Agency's and the Contractor's statutory, contractual and other relevant considerations.

X.     INDEMNITY TO THE STATE

The Contractor agrees to be bound to all of the Indemnification provisions contained in Section 9.4 of the Request for Proposals.

Y.     DAMAGES FOR BREACH OF PERFORMANCE STANDARDS

If the Contractor fails to construct and/or operate the inspection stations in the manner required by this Contract, the Contractor agrees to pay liquidated damages to the Agency in accordance with and subject to the provisions of Chapter 6 of the Request for Proposals. Assessment and/or collection of liquidated damages shall neither waive nor bar the Agency from pursuing any other remedies available to the Agency at law or equity.

Z.     REQUIRED LEASE OR PURCHASE TERMS

In the event that the Contractor enters into an agreement with a third party to lease or purchase land, buildings, improvements, equipment, parts, tools, supplies, services or other items for use in the performance of this Contract, the lease or purchase agreement shall conform to Chapter 9 of the Request for Proposals. The Agency may request and the Contractor shall deliver true and correct copies of such lease(s) or purchase agreement(s) as the Agency requests.

AA.    FEDERAL FUNDS

The Federal Highway Administration (hereinafter "FHA") has made funds available to the Agency under the Congestion Mitigation and Air Quality Improvement Program (hereinafter "CMAQ"), which the Agency will utilize for payments to the Contractor. The Illinois Department of Transportation (hereinafter "IDOT") will act as the transfer agent to transfer CMAQ funds from the FHA to the Agency. Accordingly, the Agency has entered into a Memorandum of Agreement with IDOT.

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BB.   WORK PRODUCT

All documents including reports and all other work products produced for the Agency by the Contractor under this Contract, shall become and remain the properties of the Agency.

CC.   APPROPRIATION CONTINGENCY

No payments may be made by the Agency under this Contract except pursuant to an appropriation of funds by the Illinois General Assembly. In the event of a failure of the General Assembly to appropriate sufficient funds or the occurrence of any other condition specified in Section 7.3, the Agency may immediately terminate the Contract.

Furthermore, obligations of the State under this Contract are subject to Section 30 of the State Finance Act which provides in relevant part that:

           "No officer, institution, department, board or commission shall contract any indebtedness on behalf of the State, nor assume to bind the State in an amount in excess of the money appropriated, unless expressly authorized by law."

In addition, this Contract is entered into pursuant to Section 13B-45 of the Vehicle Emissions Inspection Law of 1995 (625 ILCS 5/13B-45).

All rights and obligations created by this Contract shall be construed in a manner which is consistent with the State Constitution, the Illinois Court of Claims Act, the above-referenced provisions of Illinois law and all other provisions of State law. No prior draft or agreement shall be considered in the interpretation of this Section CC of the Service Agreement; provided, however, that it is not the intent of the parties to modify, change, waive or otherwise affect, the application of established rules of contract construction as they may be applied in any other context with regard to any issues or ambiguities arising under this Contract.

DD.   AUDIT: ACCESS TO RECORDS

The Contractor and its subcontractors shall maintain, for a minimum of five (5) years after the completion of the Contract, adequate books, records, and supporting documents to verify the amounts, receipts, and uses of all disbursements of funds passing in conjunction with the Contract; the Contract and all books, records, and supporting documents related to the Contract shall be available for review and audit by the Agency, the Illinois Department of Transportation, the Federal Highway Administration, the Auditor General; and the Contractor agrees to cooperate fully with any audit conducted by the specified auditing entities and to provide full access to all relevant materials. Failure to maintain the books, records, and supporting documents required by this Section shall establish a presumption in favor of the State for the recovery of any funds paid

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by the State under the Contract for which adequate books, records, and supporting documentation are not available to support their purported disbursement.

EE.    DRUG FREE WORKPLACE CERTIFICATION

The Contractor certifies and agrees that it will provide a drug free workplace as required by Public Act 86-1459, the Drug Free Workplace Act (30 ILCS 580/1), and will comply with all provisions therein.

FF.    INTERNATIONAL ANTI-BOYCOTT CERTIFICATION

Pursuant to Public Act 88-671, the Contractor certifies that neither it nor any substantially-owned affiliated company is participating or shall participate in an international boycott in violation of the provisions of the U.S. Export Administration Act of 1979 or the regulations of the U.S. Department of Commerce promulgated under that Act.

GG. TAXPAYER IDENTIFICATION CERTIFICATION

Under penalties of perjury, I certify that the name, federal employer identification number (FEIN), and legal status listed below are correct:

Name: Envirotest Illinois, Inc.
Federal Employer Identification Number (FEIN): 52-2026812

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LEGAL STATUS: A corporation not providing or billing medical and/or health care services.

IN WITNESS WHEREOF, the parties execute this agreement this 19th day of May,
1997

Envirotest Illinois, Inc.               Illinois Environmental Protection Agency


By /s/  F. ROBERT MILLER                By   /s/  MARY A. GADE
  ----------------------------------        ------------------------------------
     F. Robert Miller, President                  Mary A. Gade, Director

                                        INTRA-AGENCY CONCURRENCE:
  /s/  C. MICHAEL ALSTON
  ----------------------------------
  C. Michael Alston, General Counsel

                                        /s/   ELIZABETH R. TRACY
                                        ----------------------------------------
                                        Division Manager


                                        /s/   RENEE CIPRIANO
                                        ----------------------------------------
                                        Chief Legal Counsel


                                        /s/   CARLENE VELTMAN
                                        ----------------------------------------
                                        Chief Fiscal Officer

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